Exhibit 4.46

Convenience translation to English. Original in Spanish

AMENDMENT No. 1 TO THE LOAN CONTRACT SIGNED ON JUNE TWENTY-EIGHT (28), TWO THOUSAND AND TWENTY-FOUR (2024) BETWEEN ECOPETROL S.A., AND BANCO DE BOGOTÁ S.A., BANCO DE OCCIDENTE S.A AND BANCO POPULAR S.A, AS LENDERS, UP TO THE SUM OF ONE TRILLION PESOS (COP 1,000,000,000,000) COLOMBIAN LEGAL CURRENCY

Among the signed, namely:

i.	ECOPETROL S.A., created by the authorization of Law 165 of 1948 by Decree 0030 of 1951, a mixed economy company, of a commercial nature, with its principal address in Bogotá D., C., organized as a corporation by virtue of Law 1118 of 2006, of the national order and linked to the Ministry of Mines and Energy, identified with NIT 899.999.068-1 (hereinafter the “Borrower”), represented in this act by ALFONSO CAMILO BARCO MUÑOZ, OF LEGAL AGE, IDENTIFIED AS IT APPEARS AT THE BOTTOM OF HIS SIGNATURE, IN HIS CAPACITY AS Corporate Vice President of Finance and Sustainable Value and Alternate Legal Representative, as stated in the General Power of Attorney conferred and in force and registered in the certificate of existence and legal representation dated September 1, 2025, with powers to sign this document (Annex II (b)); and in development of the authorization given by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit through Resolution No. 2245 of September 29, two thousand twenty-five (2025), (Annex II (c)), documents that are an integral part of this document.
ii.	BANCO DE BOGOTÁ S.A., a private public limited company, subject to the control and supervision of the Financial Superintendence of Colombia, legally constituted by Public Deed number 1923, executed on November 15, 1870 before Notary Public 2 of Bogotá, and currently existing in accordance with the laws of the Republic of Colombia, with its principal address in the city of Bogotá, identified with NIT 860.002.964-4, (hereinafter “Banco de Bogotá”), represented in this act by JUAN FELIPE HURTADO DOMINGUEZ, of legal age, identified as it appears at the foot of his signature, in his capacity as special representative duly authorized for such purposes, as stated in the certificate of existence and representation issued by the Financial Superintendence of Colombia that is attached to make an integral part of this Agreement (Annex I (a));
iii.	BANCO DE OCCIDENTE S.A., a private public limited company, subject to the control and supervision of the Financial Superintendence of Colombia, legally constituted by Public Deed number 659, executed on April 30, 1965 before the Notary 4 of Cali (Valle), and currently existing in accordance with the laws of the Republic of Colombia, with its principal address in the city of Cali, identified with NIT 890.300.279-4 (hereinafter “Banco de Occidente”) represented in this act by JUAN JOSÉ LALINDE SUÁREZ, of legal age, identified as it appears at the bottom of his signature, in his capacity as legal representative duly authorized for such purposes, as stated in the certificate of existence and representation issued by the Financial Superintendence of Colombia that is attached to be an integral part of this Agreement (Annex I (b));

Convenience translation to English. Original in Spanish

iv.	BANCO POPULAR S.A., a private public limited company, subject to the control and supervision of the Financial Superintendence of Colombia, legally constituted by Public Deed number 5858, executed on November 3, 1950 before the Notary 4 of Bogotá, and currently existing in accordance with the laws of the Republic of Colombia, with its principal address in the city of Bogotá D.C., identified with NIT 860.007.738-9 (hereinafter “Banco Popular”; and together with Banco de Bogotá and Banco de Occidente, the “Lenders”) represented in this act by MARÍA MERCEDES MACHADO ÁNGEL, OF LEGAL AGE, IDENTIFIED AS IT APPEARS AT THE BOTTOM OF HER SIGNATURE, IN HER CAPACITY AS LEGAL REPRESENTATIVE DULY AUTHORIZED FOR SUCH PURPOSES, AS STATED IN THE CERTIFICATE OF EXISTENCE AND REPRESENTATION ISSUED BY THE Financial Superintendence of Colombia that is attached to be an integral part of this Agreement (Annex I (c));

We have resolved to enter into this Loan Agreement No. 1 (the “Loan Agreement No. 1”) to the Credit Line Agreement entered into on June 28, 2024 (the “Borrowing Agreement”), subject to the following:

CONSIDERATIONS

1.	That in development of the authorization granted by the Ministry of Finance and Public Credit through Resolution 1671 of June 14, 2024, the Parties signed on June 28, 2024 the Loan Agreement, up to the sum of ONE TRILLION PESOS (COP 1,000,000,000,000,000) Colombian legal currency, whose destination is for expenses other than investment.
2.	That through communications filed with the Ministry of Finance and Public Credit under Nos. 1-2025-067994 of July 4, 2025 and 1-2025-069668 of July 09, 2025, the Borrower requested “(...) authorization to the Ministry of Finance and Public Credit (“MHCP”) to execute an operation to manage domestic public debt, the foregoing, in accordance with the provisions of Articles 2.2.1.1.2 and 2.2.1.4.2 of Decree 1068 of 2015, as amended by Decree 1575 of 2022. The operation in question consists of the signing of an agreement for Long-Term Internal Credit without Guarantee of the Nation, signed with Banco de Bogotá S.A, Banco de Occidente S.A. and Banco Popular S.A. (“Lenders”) on June 28, 2024 for COP 1 trillion, authorized by the MHCP through Resolution 1671 of June 14, 2024.The other to the credit agreement that is intended to be signed will not increase Ecopetrol’s net indebtedness and, on the contrary, will contribute to improving the debt profile in terms of lower interest rates. The debt management operation incorporates the reduction of the agreed interest rate by 85 basis points, going from IBR + 3.95% to IBR + 3.10%.”
3.	By virtue of the foregoing and without prejudice to the provisions of Amendment No. 1, the Parties agree to modify paragraph e) of clause I Remunerative Interest as follows:

	Approved Conditions	Proposed Conditions (Amendment No. 1)
Interest rate:	IBR 6 months + 3.95% N.A.A.V	IBR 6 months + 3.1% N.A.A.V

Convenience translation to English. Original in Spanish

4.	That, by means of a communication filed by the Borrower, before the Ministry of Finance and Public Credit under 1-2025-071448 of July 15, 2025, it sent the communications corresponding to the acceptance of the modification of the interest rate by the Lenders, as follows:
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That by means of a communication dated July 10, 2025, issued by the Legal Representative of Banco de Occidente S.A., addressed to the Borrower, it stated that “(...) the Bank is willing to grant a reduction in the applicable margin of the remunerative interest rate agreed in the Loan Agreement. Said interest rate would go from IBR (6 months) + 3.9500% Annual Nominal Year Past Due to correspond to the IBR rate (6 months) + 3.1000% Nominal Annual Year Overdue.”

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That by means of a communication dated August 14, 2025, issued by the Special Representative of Banco de Bogotá S.A. addressed to the Borrower, it stated that “(...) from Banco de Bogotá we are willing to grant a reduction in the applicable margin of the remunerative interest rate agreed in the Loan Agreement, under the terms detailed below:

Current rate: IBR (6 months) + 3.9500%

New rate: IBR (6 months) + 3.1000% (...)”

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That by means of a communication dated July 14, 2025, issued by the Legal Representative of Banco de Popular S.A. addressed to the Borrower, it stated that “(...) the Bank is willing to: i) grant a reduction in the applicable margin of the remunerative interest rate agreed in the Loan Agreement. Said interest rate would go from IBR (6 months) + 3.9500% Annual Nominal Year Past Due to correspond to the IBR rate (6 months) + 3.1000% Nominal Annual Year Overdue.”

5.	That in accordance with the provisions of Clause 8.11 – Amendment and Article 5 of Law 781 of 2002, the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit, through the Subdirectorate of Financing of Other Entities, Monitoring, Sanitation and Portfolio, approved the terms of the Minutes of this Amendment No. 1 to the Loan Agreement, by means of official letter No. 2-2025-054038 of September 9, 2025, with scope No. 2-2025-058010 of September 24, 2025 (2025) (Annex II (d)).

Taking into account the foregoing, the Parties have decided to enter into this Amendment No. 1, which shall be governed by the following:

CLAUSES

I.Definitions

1.1	Defined terms

Convenience translation to English. Original in Spanish

The terms in initial capital letters that are not expressly defined in this Amendment No. 1 will have the definition attributed to them in the Loan Agreement.

II.Modification to the Loan Agreement

2.1	Modification of paragraph (e) of Section 1.4 of Clause I of the Loan Agreement

Paragraph (e) of Section 1.4 of Clause I of the Borrowing Agreement is modified, which shall be as follows as of the date of signing of this Othersi No. 1 to the Borrowing Agreement:

“(e) Remunerative Interest. The Borrower shall pay remunerative interest on the principal owed under this Borrowing Agreement (the “Remunerative Interest”), settled at the IBR Rate with a trading period of six (6) Months (“IBR 6 MONTHS”) certified by the Bank of the Republic or the entity that takes its place, with two decimal places (0.00%) added to an applicable annual nominal margin (“Spread”) of three point ten percent (3.10%), with four decimal places (3.1000%) and shall be payable in its equivalent semester in arrears. In each semester, the Remunerative Interest will be adjusted taking into account the IBR 6 MONTHS in force on the date of commencement of each Interest Period increased by the same applicable margin indicated above. The Remunerative Interest will be calculated on a one-year basis of three hundred and sixty (360) days (current/360), according to which days effectively elapsed in the period of calculation of Remunerative Interest are taken. The calculation of the Rate (current IBR 6 MONTHS + Spread) must be truncated by four decimal places (0.0000%). For the first payment of Remunerative Interest, the IBR 6 MONTHS rate in force on the date corresponding to the first Disbursement will be taken. The Banking Reference Indicator (“IBR”) is a reference interest rate for the short term of the Colombian interbank market, published by the Bank of the Republic. In the event that the IBR rate is eliminated, the indicator that replaces it will be taken as the basis for settlement.”

Paragraph: Taking into account the provisions of this clause of Amendment No. 1 to the Loan Agreement, the modification to the Remunerative Interest will be effective as of October 10, 2025.

III.Other Provisions

3.1.	Promissory note

Taking into account the provisions of this Amendment No. 1 to the Borrowing Agreement, the Borrower shall sign in favor of the Lenders, on the date of signing this Amendment No. 1, a new promissory note for the entire amount disbursed from the Loan Agreement, in accordance with the model that appears as Annex III (Form C) of this Amendment No. 1 to the Borrowing Agreement, which will replace each of the promissory notes signed by the Borrower in development of the Loan Agreement. The Lenders, no later than two (2) days following the date of receipt of the new promissory note, shall deliver to the Borrower the promissory notes that it has subscribed prior to the date of subscription of this Amendment No. 1.

Convenience translation to English. Original in Spanish

3.2.	Ratification

This Loan Agreement No. 1 constitutes a partial modification of the Loan Agreement. Except for the modifications contained in this Loan Agreement No. 1, the other provisions and terms of the Loan Agreement shall remain in full force and effect.

3.3.	Stamp Duty

This Item No. 1 to the Loan Agreement and the Promissory Notes that are subscribed in the development thereof, are exempt from the National Stamp Tax as they constitute a public credit operation, in accordance with the provisions of numeral 14 of Article 530 of the Tax Statute, modified by Article 8 of Law 488 of 1998.

3.4.	Improvement and Publication

In accordance with the provisions of Article 2.2.1.5.8 of Decree 1068 of 2015, this Amendment No. 1 is perfected with the signature of the Parties. The Borrower must publish this Amendment No. 1 in the Electronic System for Public Procurement – SECOP administered by the National Agency for Public Procurement – Colombia Compra Eficiente, in accordance with the provisions of Article 223 of Decree 019 of 2012, or those regulations that modify or replace them. Likewise, the Borrower must include this Amendment No. 1 in the other registries that are applicable to it, in accordance with the regulations in force.

3.5.	Inclusion in the Public Debt System

The Borrower must send a copy of this Amendment No. 1 of the Loan Agreement to the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit, requesting its inclusion in the Public Debt System (Single Database), in compliance with the provisions of Article 16 of Law 185 of 1995 (amended by Article 13 of Law 533 of 1999).

3.6.	Registration with the Office of the Comptroller General of the Republic

The Borrower undertakes to register this Amendment No. 1 with the Office of the Comptroller General of the Republic, in accordance with the provisions of Article 43 of Law 42 of 1993 and Article 33 of Organic Regulatory Resolution No. 0035 of April 30, 2020 of the Office of the Comptroller General of the Republic, or by those provisions that modify, complement and/or repeal them.

This Amendment No. 1 was prepared in four (4) originals of the same tenor and three of them will be delivered to the Lenders.

For the record of all the above, it is signed in the city of Bogotá D.C. on October 10, two thousand and

Convenience translation to English. Original in Spanish

twenty-five (2025).

[Signature pages follow]

Convenience translation to English. Original in Spanish

Signature Sheet

Amendment No. 1 to the Loan Agreement

Ecopetrol S.A.

Ecopetrol S.A.

Name: Alfonso Camilo Barco Muñoz
ID: C.C. 80.411.348

Position: Corporate Vice President of Finance and Sustainable Value – Alternate Legal Representative

Convenience translation to English. Original in Spanish

Signature Sheet

Amendment No. 1 to the Loan Agreement

Ecopetrol S.A.

Banco de Bogotá S.A

Name: Juan Felipe Hurtado Dominguez
ID: C.C. 1.090.377.285
Position: Special Representative Banco de Bogotá S.A.

Convenience translation to English. Original in Spanish

Signature Sheet

Amendment No. 1 to the Loan Agreement

Ecopetrol S.A.

Banco de Occidente S.A

Name: Juan José Lalinde Suárez
ID: C.C. 79.464.750
Position: Vice President Government Banking – Legal Representative

Convenience translation to English. Original in Spanish

Signature Sheet

Amendment No. 1 to the Loan Agreement

Ecopetrol S.A.

Banco Popular S.A

Name: María Mercedes Machado Ángel
ID: C.C. 43.721.025
Position: Vice President of Business Banking and Government

Convenience translation to English. Original in Spanish

Annex I (a)

Certificate of Existence and Legal Representation of Banco de Bogotá S.A

Convenience translation to English. Original in Spanish

Annex I (b)

Certificate of Existence and Legal Representation of Banco de Occidente S.A

Convenience translation to English. Original in Spanish

Annex I (c)

Certificate of Existence and Legal Representation of Banco de Popular S.A

Convenience translation to English. Original in Spanish

Annex II (a)

Certificate of Existence and Legal Representation of the Borrower

Convenience translation to English. Original in Spanish

Annex II (b)

General Power of Attorney

Convenience translation to English. Original in Spanish

Annex II (c)

Resolution 2445 of September 29, 2025 of the Subdirectorate of Financing of Other Entities,
 Monitoring, Sanitation and Portfolio of the General Directorate of Public Credit and National
Treasury – Ministry of Finance and Public Credit

Convenience translation to English. Original in Spanish

Annex II (d)

Official Letter 2-2025-054038 of September 09, 2025 and 2-2025-058010 of September 24, 2025
of the Subdirectorate of Financing of Other Entities, Monitoring, Sanitation and Portfolio of the
General Directorate of Public Credit and National Treasury – Ministry of Finance and Public
Credit

Convenience translation to English. Original in Spanish

Annex III (Form C)

Promissory note No.

Amount: $[●]

Remunerative Interest: IBR 6 MONTHS + 3.10%

ECOPETROL S.A., a commercial company by shares of the type of public limited companies, of mixed economy, of the national order, linked to the Ministry of Mines and Energy, with its principal address in Bogotá D.C. and identified with NIT 899.999.068-1 (hereinafter the “Borrower”), represented by [•], of legal age, identified [•] as it appears at the bottom of his signature, in his capacity as legal representative as stated in the certificate of existence and representation issued by the Chamber of Commerce of Bogotá D.C. and duly authorized [•] for such purposes, in the Ordinary Session of the Board of Directors on December 13, 2024, and in accordance with the authorization given by the Ministry of Finance and Public Credit through Resolution No. 2444 5 of September 29, 2025, by virtue of this Promissory Note, in accordance with the provisions of the non-revolving credit line agreement dated June 28, 2024 (the “Loan Agreement”), the Borrowing Agreement is hereby undertaken to pay unconditionally to the order of [•], hereinafter referred to as the “Lender”, or to whom it represents its rights, in its offices in the city of Bogotá D.C., the sum of [•]of Colombian legal currency pesos (COP$•), received as a mutual under the Loan Agreement, within a period of seven (7) years, including two (2) years of grace to capital, counted as of July 28, 2024 (the “Disbursement Date”), in ten (10) equal semi-annual installments the unpaid principal of the Financing as of the thirtieth (30th) month of the date on which the first Disbursement occurs. During the term, on the Payment Dates, the Borrower will pay remunerative interest on the principal owed (the “Remunerative Interest”), settled at the IBR Rate with a trading period of six (6) Months (“IBR 6 MONTHS”) certified by the Bank of the Republic or the entity that takes its place, with two decimal places (0.00%) added to an annual nominal margin (“Spread”) of three point ten (3.10%), with four decimal places (3.1000%) and will be payable in its equivalent semester in arrears. In each semester, the Remunerative Interest will be adjusted taking into account the IBR 6 MONTHS in force on the start date of each Interest Period increased by the same applicable margin indicated above. The Remunerative Interest will be calculated on a basis of one year of three hundred and sixty (360) days (current/360), according to which days effectively elapsed in the period of calculation of Remunerative Interest are taken. The calculation of the Rate (current IBR 6 MONTHS + Spread) must be truncated to four decimal places (0.0000%). For the first payment of Remunerative Interest, the IBR 6 MONTHS rate in force on the date corresponding to the first Disbursement will be taken. The Banking Reference Indicator (“IBR”) is a reference interest rate for the short term of the Colombian interbank market, published by the Bank of the Republic. In the event that the IBR rate is eliminated, the indicator that replaces it will be taken as the basis for settlement. The first payment of Remunerative Interest will be made on the First Payment Date. “First Payment Date” means the date on which six (6) months are completed from the date on which the first Disbursement occurs. The subsequent payment dates shall occur every six (6) months from the First Payment Date (each, a “Payment Date”), regardless of the date on which the Disbursements subsequent to the first Disbursement are made. In addition, “Interest Period” shall mean any six (6) month period beginning on a Payment Date and ending on the day (business or otherwise) immediately preceding the next Payment Date (except in the case of the first Interest Period, which begins on the date the Disbursement is made under the Borrowing Agreement and ends on the day (business or not) immediately preceding the First Payment Date). If the payment of the principal due in accordance with this Promissory Note is not made on the date scheduled for its maturity, the Borrower shall

Convenience translation to English. Original in Spanish

recognize and pay default interest on the amount of the principal in arrears and, for each day of delay from the day of the default until the day on which such amount is effectively paid, at a rate corresponding to the rate of Remunerative Interest plus two percentage points (2%), without exceeding in any case the maximum rate allowed by Colombian law, without prejudice to the corresponding legal collection actions. The default interest will be calculated on a basis of one year of three hundred and sixty (360) days (current/360), according to which actual calendar days are taken in the period of calculation of Default Interest.

When any of the Default Events occur and are duly evidenced, the Lender may declare the term of the Borrowing Agreement expired early upon completion of the cure periods established in the Borrowing Agreement and require immediate payment of the outstanding balances, including Remunerative Interest, in the following cases: (a) A delay of more than thirty (30) calendar days in the payment of the sums owed by the Borrower to the Lender for principal or interest in the development of the Borrowing Agreement; (b) The failure to comply with any of the obligations of the Borrowing Agreement other than that described in paragraph (a) above, which are not remedied within sixty (60) business days from the written notice of the Lenders to the Borrower; (c) The occurrence of a Material Adverse Effect, as such term is defined in the Borrowing Agreement; (d) The change of destination by the Borrower of the resources disbursed by the Lender under the Loan Agreement; (e) The existence of an administrative or judicial decision, notified to the Borrower, final, final, and final, not subject to any appeal and duly enforceable, that makes it impossible for the Borrower to respond in a timely manner for the obligations arising from the Credit Agreement, unless the Borrower, within thirty (30) calendar days following the date of notification of the respective administrative or judicial decision, delivers a certification signed by its legal representative, stating that such decision does not make it impossible for the Borrower to respond in a timely manner with its obligations under the Loan Agreement, and such statement is duly accredited with the Borrower’s Financial Statements. The declaration of early maturity by the Lender shall not require a complaint, claim, protest or additional requirement of any nature, and shall be subject to the provisions of the Loan Agreement for that purpose.

Any payment or fulfillment of any obligation arising from this Promissory Note that must be made on days other than a business day shall be deemed to have been validly made on the first following business day, without this fact causing any delay or surcharge or accruing interest during the Payment Date and the day on which the payment is actually made. The payments made in the development of the Promissory Note shall be applied in the following order: first to the amounts corresponding to commissions in favor of the Lenders, if any; second to the interest on moratoriums, if any; third to Remunerative Interest fourth to overdue capital; and fifth to the prepayment of the obligation.

This Promissory Note that is subscribed in development of the Loan Agreement may not be assigned, endorsed or in any other way transferred by the Lender without the prior written consent of the Borrower, which may not be denied without just cause, and in any case (i) subject to the prior written approval of the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit in the event that the assignment involves modifications to this Promissory Note or the Loan Agreement, or (ii) notifying the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit of the assignment in the event that the assignment does not make modifications to the Loan Agreement.

This Promissory Note is exempt from the National Stamp Tax, in accordance with the provisions of

Convenience translation to English. Original in Spanish

numeral 14 of Article 530 of the Tax Statute, modified by Article 8 of Law 488 of 1998.

This Promissory Note is signed in the city of Bogotá on [  ] (  ) of (                   ) of two thousand twenty-five (2025).

ECOPETROL S.A.
[INSERT NAME]
[INSERT SIGNATORY STATUS LEGAL REP/SPECIAL ATTORNEY, ETC]
[INSERT ID NO.]